EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-148055, 333-194404 and 333-223824) on Form S-8; and Registration Statements (Nos. 333-196915 and 333-205643) on Form F-3 of Teekay Tankers Ltd. (the “Company”) of our reports dated April 24, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of (loss) income, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, "the consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 Annual Report on Form 20-F of Teekay Tankers Ltd. Our report on the consolidated financial statements refers to the adoption of the new standard for business combinations.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
April 24, 2018